EXHIBIT 10.29
                                                  1995 FORM 10-K

                           BUCYRUS-ERIE COMPANY

                   1996 EMPLOYEES' STOCK INCENTIVE PLAN

                        RESTRICTED STOCK AGREEMENT


          THIS AGREEMENT, made and entered into as of this 11 day of March, 1996, by and between BUCYRUS-ERIE COMPANY, a Delaware corporation (the "Company"), and WILLARD R. HILDEBRAND (the "Grantee").

                           W I T N E S S E T H :

          WHEREAS, the Company has adopted the Bucyrus-Erie Company 1996 Employees' Stock Incentive Plan (the "Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

          WHEREAS, one of the purposes of the Plan is to permit the granting of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), to certain key employees of the Company and its affiliates, subject to certain restrictions imposed pursuant to the terms of the Plan; and

          WHEREAS, the Grantee is now employed by the Company or an affiliate of the Company in a key capacity, and the Company desires the Grantee to remain in such employ, and to secure or increase his stock ownership in the Company in order to increase his incentive and personal interest in the welfare of the Company.

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1.   Grant of Restricted Stock.  The Company grants to the
Grantee one hundred thousand (100,000) shares of Common Stock (hereinafter called "Restricted Stock") subject to the terms of the Plan and upon the terms and conditions set forth herein.

          2.   Restrictions and Disposition.  The shares of Restricted
Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Notwithstanding the foregoing, such restrictions shall lapse as to thirty-three and one-third percent (33 1/3%) of the total number of shares of Restricted Stock granted commencing on the first anniversary of the date of this Agreement and continuing on the same date each year thereafter, such that all shares of Restricted Stock will be fully vested on the third anniversary of the date of this Agreement, except as otherwise provided in
Section 4 below. Without limiting the foregoing, if Grantee's employment ends at the end of the Initial Term pursuant to the second sentence of Section 9(a) of the Employment Agreement, all shares of Restricted Stock will be fully vested. Such three-year period is hereinafter referred to as the "Period of Restriction" and each such year during such period is referred to as an "Employment Year."

          3. Securities Law Restrictions and Registration. The shares of Restricted Stock granted hereunder may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration provisions of said Act. A legend will be placed on the certificates for the Restricted Stock to such effect. The Company will use its best efforts to file a registration statement on Form S-8 at the Company's expense for the Restricted Stock within 120 days after the date on which the shareholders of the Company approve the Plan. In addition to the limitations described above, the Grantee hereby further agrees that, to the extent required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the shares of Restricted Stock subject to this Agreement may not be sold or otherwise transferred prior to the date six months after the date on which the shareholders of the Company approve the Plan.

          4.   Termination of Employment.

               (a) Death or Disability. In the event that the Grantee's employment with the Company is terminated by reason of Death or Disability, the Period of Restriction shall automatically terminate and the shares of Restricted Stock shall be free of restrictions and freely transferrable. "Disability" shall have the meaning set forth in Paragraph 9(c) of the Employment Agreement between Grantee and the Company dated the date hereof ("Employment Agreement").

               (b) Change of Control. In the event of a Change of Control (as defined in Paragraph 10(a) of the Employment Agreement), the Period of Restriction shall automatically terminate and the shares of Restricted Stock shall be free of restrictions and freely transferrable; provided that such shares shall be subject to forfeiture to the extent provided in Paragraph 10(c) of the Employment Agreement. Any such release of Restricted Stock from restrictions hereunder shall be deemed to be retroactively effective as of the latest date as shall be necessary to entitle Grantee to receive the same consideration, if any, for his Restricted Stock as a direct result of such Change of Control as other shareholders of the Company who held shares of the Company's stock on any record or effective date for the receipt of consideration as a direct result of such Change of Control.

               (c) Termination without Cause. In the event that Grantee's employment with the Company is terminated by the Company without "Cause" (as defined in Paragraph 9(e) of the Employment Agreement) prior to attaining age 65, then the Period of Restriction shall terminate with respect to the following number of shares of Restricted Stock which were subject to the restrictions of Paragraph 2 hereof immediately prior to the effective date of such termination ("Termination Date") and such shares shall become free of such restrictions and freely transferable: a number of shares equal to the product of the number of such unreleased shares which would have been released from such restrictions as of the anniversary date of this Agreement next following the Termination Date and a fraction, the numerator of which is the whole number of months of Grantee's employment with the Company during the Employment Year in which the Termination Date occurs and the denominator of which is 12. All remaining unreleased shares after the release of the shares described in the immediately preceding sentence shall automatically be forfeited and returned to the Company on the Termination Date; provided, however, that the Compensation Committee of the Board of Directors of the Company ("Committee") may, in its sole discretion, waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

               (d) Other. In the event that the Grantee's employment with the Company terminates for any reason other than those set forth in subparagraphs (a), (b) and (c) above during the Period of Restriction, then any shares of Restricted Stock which are subject to restrictions hereunder at the date of such termination shall automatically be forfeited and returned to the Company.

          5.   Beneficiary.

               (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Grantee in accordance herewith (the person who is the Grantee's Beneficiary at the time of the Grantee's death is hereinafter referred to as the "Beneficiary") shall be entitled to receive the shares of Restricted Stock subject to this Agreement upon the death of the Grantee. The Grantee may from time to time revoke or change the Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Grantee's death, and in no event shall any designation be effective as of a date prior to such receipt.

               (b) If no such Beneficiary designation is in effect at the time of the Grantee's death, or if no designated Beneficiary survives the Grantee or if such designation conflicts with law, the Grantee's estate shall be entitled to receive the shares of Restricted Stock subject to this Agreement upon the death of the Grantee. If the Committee is in doubt as to the right of any person to receive such shares of Restricted Stock, the Company may prohibit the transfer of such shares, without liability for any interest thereon, until the Committee determines the person is entitled thereto or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of any liability of the Company therefor.

          6. Certificate Legend. In addition to any legends placed on certificates for shares of Restricted Stock under Section 3 hereof, each certificate for shares of Restricted Stock subject to this Agreement shall bear the following legend:

          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions set forth in the Bucyrus-Erie Company 1996 Stock Incentive Plan, rules of administration adopted pursuant to such Plan, if any, and a Restricted Stock Agreement dated March 11, 1996. A copy of such Plan, such rules and such Restricted Stock Agreement may be obtained from the Secretary of Bucyrus-Erie Company."

When the restrictions imposed by Section 2 hereof terminate, the Grantee shall be entitled to have the foregoing legend removed from the certificates representing such shares of Restricted Stock.

          7.   Voting Rights; Dividends and Other Distributions.

               (a) While the shares of Restricted Stock are subject to restrictions under Section 2 hereof, the Grantee may exercise full voting rights with respect to such shares of Restricted Stock.

               (b) While the shares of Restricted Stock are subject to the restrictions under Section 2 hereof, the Grantee shall be entitled to receive all dividends and other distributions paid with respect to such shares of Restricted Stock. If any such dividends or distributions are paid in shares of the Company's Common Stock, such shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

          8. Adjustments in Event of Change in Stock. The number of shares of Restricted Stock subject to this Agreement shall be subject to adjustment in the manner provided in Section 4 of the Plan.

          9. Interpretation by Committee. As condition of the grant of Restricted Stock, the Grantee agrees, for himself and his legal representatives or guardians, that this Agreement shall be interpreted by the Committee, and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

          10. Withholding Tax. The Company may deduct and withhold from any cash otherwise payable to the Grantee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Grantee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

          11.  Miscellaneous.

               (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin.

               (b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

               (c) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Grantee and the personal representative(s) and heirs of the Grantee, except that the Grantee may not transfer any interest in any shares of Restricted Stock subject to this Agreement prior to the lapse of the restrictions imposed by the Plan and this Agreement.

               (d)  The Company shall retain the shares of Restricted
Stock during the Period of Restriction, as applicable, unless otherwise determined by the Committee. When shares of Restricted Stock are no longer subject to the Period of Restriction, the Committee shall deliver to the Grantee a certificate or certificates for such shares without the restrictive legend set forth in Section 6 hereof.

               (e) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          12. No Right to Continued Employment. This grant shall not confer upon the Grantee any right with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with the right of his employer to terminate his employment at any time.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              BUCYRUS-ERIE COMPANY


                         By: /s/F. John Stark, III
                         Title:CHAIRMAN OF THE BOARD


                         /s/W. R. Hildebrand
                         WILLARD R. HILDEBRAND, Grantee


                         Beneficiary:  ANNE E. HILDEBRAND
                         Address of Beneficiary: 23 LITTLE COMFORT RD
                           SAVANNAH  GA  31411

                         Beneficiary's Tax Identification
                         No.: